APPRAISAL OF REAL PROPERTY



R

LOCATED AT

3142 Denver Ave
Lorain, OH 44055
STECKS40 X 113

FOR

Dome Capital LLC

OPINION OF VALUE

$179,150

AS OF

03/24/2025

BY

Todd Krall
Black Diamond Appraisals LLC

440-864-8849
tek208@yahoo.com

RESIDENTIAL APPRAISAL SUMMARY REPORT

File No.: 20250324D

SUBJECT

Property Address: 3142 Denver Ave | City: Lorain | State: OH | Zip Code: 44055

County: Lorain | Legal Description: STECKS40 X 113

Assessor's Parcel #: 0300098116032

Tax Year: 2024 | R.E. Taxes: $ 1,165 | Special Assessments: $ 0 | Borrower (if applicable):

Current Owner of Record: Invesync LLC | Occupant: [ ] Owner [ ] Tenant [X] Vacant | [ ] Manufactured Housing

Project Type: [ ] PUD [ ] Condominium [ ] Cooperative [ ] Other (describe) | HOA: $ 0 [ ] per year [ ] per month

Market Area Name: Lorain | Map Reference: 17410 | Census Tract: 0232.00

ASSIGNMENT

The purpose of this appraisal is to develop an opinion of: [X] Market Value (as defined), or [ ] other type of value (describe)

This report reflects the following value (if not Current, see comments): [X] Current (the Inspection Date is the Effective Date) [ ] Retrospective [ ] Prospective

Approaches developed for this appraisal: [X] Sales Comparison Approach [ ] Cost Approach [ ] Income Approach (See Reconciliation Comments and Scope of Work)

Property Rights Appraised: [X] Fee Simple [ ] Leasehold [ ] Leased Fee [ ] Other (describe)

Intended Use: Market value for home owner.

Intended User(s) (by name or type): Dome Capital LLC

Client: Dome Capital LLC | Address:

Appraiser: Todd Krall | Address:

MARKET AREA DESCRIPTION

Location:	[ ] Urban	[X] Suburban	[ ] Rural
Built up:	[X] Over 75%	[ ] 25-75%	[ ] Under 25%
Growth rate:	[ ] Rapid	[X] Stable	[ ] Slow
Property values:	[ ] Increasing	[X] Stable	[ ] Declining
Demand/supply:	[ ] Shortage	[X] In Balance	[ ] Over Supply
Marketing time:	[X] Under 3 Mos.	[ ] 3-6 Mos.	[ ] Over 6 Mos.

Predominant Occupancy		One-Unit Housing PRICE $(000)		AGE (yrs)	Present Land Use		Change in Land Use
[ ] Owner	Unk				One-Unit	65 %	[X] Not Likely
[ ] Tenant	Unk	20	Low	19	2-4 Unit	15 %	[ ] Likely * [ ] In Process *
[ ] Vacant (0-5%)		405	High	125	Multi-Unit	5 %	* To:
[ ] Vacant (>5%)		125	Pred	85	Comm'l	15 %	
						%	

Market Area Boundaries, Description, and Market Conditions (including support for the above characteristics and trends): The subject is located in Lorain. The neighborhood is bound to the North by W. 28th St./Highland Park Blvd. to the East by Globe Ave., the South by North Ridge Rd, and to the West by Washington Ave. Homes in the area vary with respect to size, style, quality, and value. Location has average market appeal. Major thoroughfares provide convenience to local employment opportunities, schools, recreational parks, and shopping. There are no adverse effects on property values due to differences in land uses.

SITE DESCRIPTION

Dimensions: 40 x 113 | Site Area: 4,520 sf

Zoning Classification: R-3 | Description: High Density Residential

Zoning Compliance: [X] Legal [ ] Legal nonconforming (grandfathered) [ ] Illegal [ ] No zoning

Are CC&Rs applicable? [ ] Yes [ ] No [X] Unknown | Have the documents been reviewed? [ ] Yes [X] No | Ground Rent (if applicable) $ /

Highest & Best Use as improved: [X] Present use, or [ ] Other use (explain)

Actual Use as of Effective Date: Residential | Use as appraised in this report: Residential

Summary of Highest & Best Use: See addendum

Utilities	Public	Other	Provider/Description	Off-site Improvements	Type	Public	Private	Topography	Flat
Electricity	[X]	[ ]		Street	Concrete	[X]	[ ]	Size	
Gas	[X]	[ ]		Curb/Gutter	Yes	[X]	[ ]	Shape	Rectangular
Water	[X]	[ ]		Sidewalk	Concrete	[X]	[ ]	Drainage	
Sanitary Sewer	[X]	[ ]		Street Lights	Yes	[X]	[ ]	View	Residential
Storm Sewer	[X]	[ ]		Alley	None	[ ]	[ ]		

Other site elements: [X] Inside Lot [ ] Corner Lot [ ] Cul de Sac [ ] Underground Utilities [ ] Other (describe)

FEMA Spec'l Flood Hazard Area [ ] Yes [X] No | FEMA Flood Zone X | FEMA Map # 39093C0108E | FEMA Map Date 03/09/2021

Site Comments: The subject site is typical and conforms to current zoning codes. No survey was conducted. The site is in close proximity to local conveniences (i.e. schools, commercial, recreational, & support facilities).

DESCRIPTION OF THE IMPROVEMENTS

General Description		Exterior Description		Foundation		Basement [ ] None		Heating	
# of Units	1 [ ] Acc.Unit	Foundation	Masonry	Slab	No	Area Sq. Ft.	576	Type	FWA
# of Stories	2	Exterior Walls	Aluminum	Crawl Space	No	% Finished	0	Fuel	Gas
Type	[X] Det. [ ] Att. [ ]	Roof Surface	Asphalt Shingle	Basement	Full	Ceiling		**Cooling**	
Design (Style)	Colonial	Gutters & Dwnspts.	Aluminum	Sump Pump	[ ]	Walls		Central	None
[X] Existing [ ] Proposed [ ] Und.Cons.		Window Type	Single Pane	Dampness	[ ]	Floor		Other	
Actual Age (Yrs.)	125	Storm/Screens	Aluminum	Settlement		Outside Entry	No		
Effective Age (Yrs.)	50			Infestation					

Interior Description		Appliances		Attic [ ] None		Amenities			Car Storage [ ] None	
Floors	Wood	Refrigerator	[ ]	Stairs	[ ]	Fireplace(s) #	1	Woodstove(s) # 0	Garage # of cars (2 Tot.)	
Walls	Drywall	Range/Oven	[X]	Drop Stair	[ ]	Patio	Yes		Attach.	
Trim/Finish	Wood/Paint	Disposal	[ ]	Scuttle	[ ]	Deck	Yes		Detach.	1
Bath Floor	Tile	Dishwasher	[ ]	Doorway	[ ]	Porch	No		Blt.-In	
Bath Wainscot	None	Fan/Hood	[X]	Floor	[ ]	Fence	No		Carport	
Doors	Wood	Microwave	[ ]	Heated	[ ]	Pool	No		Driveway	1
		Washer/Dryer	[ ]	Finished	[X]				Surface	Gravel

Finished area **above** grade contains: 7 Rooms 3 Bedrooms 1.0 Bath(s) 1,544 Square Feet of Gross Living Area Above Grade

Additional features: None

Describe the condition of the property (including physical, functional and external obsolescence): C4: There is no apparent evidence of external obsolescence. All utilities and mechanicals were operational at the time of viewing. Recent updates include the entire inside has been painted (walls and flooring) and the finished attic, furnace, and updated kitchen and bathroom.

RESIDENTIAL APPRAISAL SUMMARY REPORT

File No.: 20250324D

TRANSFER HISTORY

My research ☒ did ☐ did not reveal any prior sales or transfers of the subject property for the three years prior to the effective date of this appraisal.

Data Source(s): Lorain Auditor

1st Prior Subject Sale/Transfer	
Date:	08/28/2024
Price:	55,000
Source(s):	Lorain Auditor
2nd Prior Subject Sale/Transfer	
Date:	
Price:	
Source(s):	

Analysis of sale/transfer history and/or any current agreement of sale/listing: The subject had an arms length sale on 08/28/2024 for $55,000. The increase to the current market value is due to the dwelling being renovated.

SALES COMPARISON APPROACH

SALES COMPARISON APPROACH TO VALUE (if developed) ☐ The Sales Comparison Approach was not developed for this appraisal.

FEATURE	SUBJECT	COMPARABLE SALE # 1		COMPARABLE SALE # 2		COMPARABLE SALE # 3	
Address	3142 Denver Ave Lorain, OH 44055	600 Dewitt St Lorain, OH 44055		844 W 29th St Lorain, OH 44052		619 Harriet St Lorain, OH 44055	
Proximity to Subject		0.63 miles S		0.90 miles W		0.66 miles S	
Sale Price	$		$ 194,000		$ 200,000		$ 159,900
Sale Price/GLA	$ /sq.ft.	$ 124.12 /sq.ft.		$ 127.23 /sq.ft.		$ 128.64 /sq.ft.	
Data Source(s)		NEOREXMLS#5092416		NEOREXMLS#5021499		NEOREXMLS#4505419	
Verification Source(s)	Lorain Auditor	Lorain Auditor		Lorain Auditor		Lorain Auditor	
VALUE ADJUSTMENTS	DESCRIPTION	DESCRIPTION	+(-) $ Adjust.	DESCRIPTION	+(-) $ Adjust.	DESCRIPTION	+(-) $ Adjust.
Sales or Financing Concessions		VA 8000		FHA 6000		FHA 0	
Date of Sale/Time		03/25		05/24		05/24	
Rights Appraised	Fee Simple	Fee Simple		Fee Simple		Fee Simple	
Location	Residential	Residential		Residential		Residential	
Site	4,520 sf	3920 sf		8276 sf		5227 sf	
View	Residential	Residential		Residential		Residential	
Design (Style)	Colonial	Colonial		Cape Cod		Cape Cod	
Quality of Construction	Q4	Q4		Q4		Q4	
Age	125	125		75		125	
Condition	C4	C3	-10,000	C3	-10,000	C4	
Above Grade Room Count (Total / Bdrms / Baths)	7 / 3 / 1.0	8 / 3 / 1.1	-4,000	5 / 4 / 2.0	-8,000	6 / 3 / 1.0	
Gross Living Area	1,544 sq.ft.	1,563 sq.ft.	0	1,572 sq.ft.	-1,400	1,243 sq.ft.	+15,100
Basement & Finished Rooms Below Grade	576 sf unfinished 0.1 Bath	768 sf unfinished 0	+4,000	900 sf unfinished 0	+4,000	720 sf unfinished 0	+4,000
Functional Utility	Average	Average		Average		Average	
Heating/Cooling	FWA/None	FWA/CAC	-3,000	FWA/CAC	-3,000	FWA/None	
Energy Efficient Items	None	None		None		None	
Garage/Carport	One Car	Two Car	-2,000	Two Car	-2,000	One Car	
Porch/Patio/Deck	Porch/Deck	Porch/Deck		Porch/Deck		Porch/Deck	
Net Adjustment (Total)		☐ + ☒ -	$ -15,000	☐ + ☒ -	$ -20,400	☒ + ☐ -	$ 19,100
Adjusted Sale Price of Comparables			$ 179,000		$ 179,600		$ 179,000

Summary of Sales Comparison Approach The Sales Comparison Approach accurately reflects the attitudes of the current market. Market actions of buyers and sellers are best analyzed by the Sales Comparison Approach. That approach is given the consideration in the reconciliation. Cost approach was not developed as it is not the most reliable source for value. Income approach was not developed. Sales recited are from the subject neighborhood. They are the most recent and most comparable found. Secondary market standards for net and gross adjustment percentages were met in all sales. The adjusted sale prices of the comparables bracket the final value estimate of the subject. Adjustments were made, as needed, based on analysis of other homes in the market neighborhood. Final sales comparison approach value was derived by weighting comps, based on compatibility to the subject. The best available, and verifiable, comparable sales were utilized for this appraisal report. The subject property is conforming to its market neighborhood.

Indicated Value by Sales Comparison Approach $ 179,150

RESIDENTIAL APPRAISAL SUMMARY REPORT

File No.: 20250324D

COST APPROACH

COST APPROACH TO VALUE (if developed) [X] The Cost Approach was not developed for this appraisal.

Provide adequate information for replication of the following cost figures and calculations.

Support for the opinion of site value (summary of comparable land sales or other methods for estimating site value):

ESTIMATED [ ] REPRODUCTION OR [ ] REPLACEMENT COST NEW

Source of cost data:

Quality rating from cost service: Effective date of cost data:

Comments on Cost Approach (gross living area calculations, depreciation, etc.):

Estimated Remaining Economic Life (if required): Years

OPINION OF SITE VALUE			=$
DWELLING	Sq.Ft. @ $		=$
	Sq.Ft. @ $		=$
	Sq.Ft. @ $		=$
	Sq.Ft. @ $		=$
	Sq.Ft. @ $		=$
			=$
Garage/Carport	Sq.Ft. @ $		=$
Total Estimate of Cost-New			=$
Less	Physical	Functional	External
Depreciation			=$( )
Depreciated Cost of Improvements			=$
"As-is" Value of Site Improvements			=$
			=$
			=$
INDICATED VALUE BY COST APPROACH			**=$**

INCOME APPROACH

INCOME APPROACH TO VALUE (if developed) [X] The Income Approach was not developed for this appraisal.

Estimated Monthly Market Rent $ X Gross Rent Multiplier = $ **Indicated Value by Income Approach**

Summary of Income Approach (including support for market rent and GRM):

PUD

PROJECT INFORMATION FOR PUDs (if applicable) [ ] The Subject is part of a Planned Unit Development.

Legal Name of Project:

Describe common elements and recreational facilities:

RECONCILIATION

Indicated Value by: Sales Comparison Approach $ 179,150 **Cost Approach (if developed) $** **Income Approach (if developed) $**

Final Reconciliation The Sales Comparison Approach accurately reflects the attitudes of the current market. Market actions of buyers and sellers are best analyzed by the Sales Comparison Approach. That approach is given the consideration in the reconciliation. Cost approach was not developed, and it is not the most reliable source for value. Income approach was not developed as most units are owner-occupied. *See attached addenda

This appraisal is made [X] "as is", [ ] subject to completion per plans and specifications on the basis of a Hypothetical Condition that the improvements have been completed, [ ] subject to the following repairs or alterations on the basis of a Hypothetical Condition that the repairs or alterations have been completed, [ ] subject to the following required inspection based on the Extraordinary Assumption that the condition or deficiency does not require alteration or repair:

[ ] This report is also subject to other Hypothetical Conditions and/or Extraordinary Assumptions as specified in the attached addenda.

Based on the degree of inspection of the subject property, as indicated below, defined Scope of Work, Statement of Assumptions and Limiting Conditions, and Appraiser's Certifications, my (our) Opinion of the Market Value (or other specified value type), as defined herein, of the real property that is the subject of this report is: $ 179,150 **, as of:** 03/24/2025 **, which is the effective date of this appraisal. If indicated above, this Opinion of Value is subject to Hypothetical Conditions and/or Extraordinary Assumptions included in this report. See attached addenda.**

ATTACHMENTS

A true and complete copy of this report contains 23 pages, including exhibits which are considered an integral part of the report. This appraisal report may not be properly understood without reference to the information contained in the complete report.

Attached Exhibits:

[X] Scope of Work	[X] Limiting Cond./Certifications	[X] Narrative Addendum	[X] Photograph Addenda	[X] Sketch Addendum
[X] Map Addenda	[ ] Additional Sales	[ ] Cost Addendum	[ ] Flood Addendum	[ ] Manuf. House Addendum
[ ] Hypothetical Conditions	[ ] Extraordinary Assumptions	[ ]	[ ]	[ ]

SIGNATURES

Client Contact: Client Name: Dome Capital LLC

E-Mail: Address:

APPRAISER	SUPERVISORY APPRAISER (if required) or CO-APPRAISER (if applicable)
esign.alamode.com/verify Serial:F8542070	
Appraiser Name: Todd Krall	Supervisory or Co-Appraiser Name:
Company: Black Diamond Appraisals LLC	Company:
Phone: 440-864-8849 Fax:	Phone: Fax:
E-Mail: tek208@yahoo.com	E-Mail:
Date of Report (Signature): 03/25/2025	Date of Report (Signature):
License or Certification #: 2020004407 State: OH	License or Certification #: State:
Designation: Certified Residential	Designation:
Expiration Date of License or Certification: 08/04/2025	Expiration Date of License or Certification:
Inspection of Subject: [X] Interior & Exterior [ ] Exterior Only [ ] None	Inspection of Subject: [ ] Interior & Exterior [ ] Exterior Only [ ] None
Date of Inspection: 03/24/2025	Date of Inspection:

ADDITIONAL COMPARABLE SALES

File No.: 20250324D

SALES COMPARISON APPROACH

FEATURE	SUBJECT	COMPARABLE SALE # 4		COMPARABLE SALE # 5		COMPARABLE SALE # 6	
Address	3142 Denver Ave Lorain, OH 44055	827 W 29th St Lorain, OH 44052					
Proximity to Subject		0.86 miles W					
Sale Price	$		$ 175,000		$		$
Sale Price/GLA	$ /sq.ft.	$ 125.63 /sq.ft.		$ /sq.ft.		$ /sq.ft.	
Data Source(s)		NEOREXMLS#5107155					
Verification Source(s)	Lorain Auditor	Lorain Auditor					
VALUE ADJUSTMENTS	DESCRIPTION	DESCRIPTION	+(-) $ Adjust.	DESCRIPTION	+(-) $ Adjust.	DESCRIPTION	+(-) $ Adjust.
Sales or Financing Concessions		Listing					
Date of Sale/Time							
Rights Appraised	Fee Simple	Fee Simple					
Location	Residential	Residential					
Site	4,520 sf	7405 sf					
View	Residential	Residential					
Design (Style)	Colonial	Colonial					
Quality of Construction	Q4	Q4					
Age	125	125					
Condition	C4	C4					
Above Grade Room Count	Total 7 / Bdrms 3 / Baths 1.0	Total 7 / Bdrms 3 / Baths 1.0		Total / Bdrms / Baths		Total / Bdrms / Baths	
Gross Living Area	1,544 sq.ft.	1,393 sq.ft.	+7,600	sq.ft.		sq.ft.	
Basement & Finished Rooms Below Grade	576 sf unfinished 0.1 Bath	672 sf unfinished 1.0 Bath	-4,000				
Functional Utility	Average	Average					
Heating/Cooling	FWA/None	FWA/CAC	-3,000				
Energy Efficient Items	None	None					
Garage/Carport	One Car	One Car					
Porch/Patio/Deck	Porch/Deck	Porch/Deck					
Net Adjustment (Total)		☒ + ☐ -	$ 600	☐ + ☐ -	$	☐ + ☐ -	$
Adjusted Sale Price of Comparables			$ 175,600		$		$

Summary of Sales Comparison Approach The Sales Comparison Approach accurately reflects the attitudes of the current market. Market actions of buyers and sellers are best analyzed by the Sales Comparison Approach. That approach is given the consideration in the reconciliation. Cost approach was not developed as it is not the most reliable source for value. Income approach was not developed. Sales recited are from the subject neighborhood. They are the most recent and most comparable found. Secondary market standards for net and gross adjustment percentages were met in all sales. The adjusted sale prices of the comparables bracket the final value estimate of the subject. Adjustments were made, as needed, based on analysis of other homes in the market neighborhood. Final sales comparison approach value was derived by weighting comps, based on compatibility to the subject. The best available, and verifiable, comparable sales were utilized for this appraisal report. The subject property is conforming to its market neighborhood.

Client	Dome Capital LLC				File No.	20250324D	
Property Address	3142 Denver Ave						
City	Lorain	County	Lorain	State	OH	Zip Code	44055
Appraiser	Todd Krall						

APPRAISAL AND REPORT IDENTIFICATION

This Report is one of the following types:

☒ Appraisal Report (A written report prepared under Standards Rule 2-2(a) , pursuant to the Scope of Work, as disclosed elsewhere in this report.)

☐ Restricted Appraisal Report (A written report prepared under Standards Rule 2-2(b) , pursuant to the Scope of Work, as disclosed elsewhere in this report, restricted to the stated intended use only by the specified client and any other named intended user(s).)

Comments on Standards Rule 2-3

I certify that, to the best of my knowledge and belief:
- The statements of fact contained in this report are true and correct.
- The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are my personal, impartial, and unbiased professional analyses, opinions, and conclusions.
- Unless otherwise indicated, I have no present or prospective interest in the property that is the subject of this report and no personal interest with respect to the parties involved.
- Unless otherwise indicated, I have performed no services, as an appraiser or in any other capacity, regarding the property that is the subject of this report within the three-year period immediately preceding acceptance of this assignment.
- I have no bias with respect to the property that is the subject of this report or the parties involved with this assignment.
- My engagement in this assignment was not contingent upon developing or reporting predetermined results.
- My compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.
- My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice that were in effect at the time this report was prepared.
- Unless otherwise indicated, I have made a personal inspection of the property that is the subject of this report.
- Unless otherwise indicated, no one provided significant real property appraisal assistance to the person(s) signing this certification (if there are exceptions, the name of each individual providing significant real property appraisal assistance is stated elsewhere in this report).

Comments on Appraisal and Report Identification

Note any USPAP related issues requiring disclosure and any State mandated requirements:

esign.alamode.com/verify Serial:F8542070

APPRAISER:

Signature: Todd Krall

Name: Todd Krall

Certified Residential

State Certification #: 2020004407

or State License #:

State: OH Expiration Date of Certification or License: 08/04/2025

Date of Signature and Report: 03/25/2025

Effective Date of Appraisal: 03/24/2025

Inspection of Subject: ☐ None ☒ Interior and Exterior ☐ Exterior-Only

Date of Inspection (if applicable): 03/24/2025

SUPERVISORY or CO-APPRAISER (if applicable):

Signature:

Name:

State Certification #:

or State License #:

State: Expiration Date of Certification or License:

Date of Signature:

Inspection of Subject: ☐ None ☐ Inter[illegible] ☐ Exterior-Only

Date of Inspection (if applicable):

Serial# F8542070
esign.alamode.com/verify

Assumptions, Limiting Conditions & Scope of Work

File No.: 20250324D

Property Address: 3142 Denver Ave	City: Lorain	State: OH	Zip Code: 44055
Client: Dome Capital LLC	Address:		
Appraiser: Todd Krall	Address:		

STATEMENT OF ASSUMPTIONS & LIMITING CONDITIONS

- The appraiser will not be responsible for matters of a legal nature that affect either the property being appraised or the title to it. The appraiser assumes that the title is good and marketable and, therefore, will not render any opinions about the title. The property is appraised on the basis of it being under responsible ownership.
- The appraiser may have provided a sketch in the appraisal report to show approximate dimensions of the improvements, and any such sketch is included only to assist the reader of the report in visualizing the property and understanding the appraiser's determination of its size. Unless otherwise indicated, a Land Survey was not performed.
- If so indicated, the appraiser has examined the available flood maps that are provided by the Federal Emergency Management Agency (or other data sources) and has noted in the appraisal report whether the subject site is located in an identified Special Flood Hazard Area. Because the appraiser is not a surveyor, he or she makes no guarantees, express or implied, regarding this determination.
- The appraiser will not give testimony or appear in court because he or she made an appraisal of the property in question, unless specific arrangements to do so have been made beforehand.
- If the cost approach is included in this appraisal, the appraiser has estimated the value of the land in the cost approach at its highest and best use, and the improvements at their contributory value. These separate valuations of the land and improvements must not be used in conjunction with any other appraisal and are invalid if they are so used. Unless otherwise specifically indicated, the cost approach value is not an insurance value, and should not be used as such.
- The appraiser has noted in the appraisal report any adverse conditions (including, but not limited to, needed repairs, depreciation, the presence of hazardous wastes, toxic substances, etc.) observed during the inspection of the subject property, or that he or she became aware of during the normal research involved in performing the appraisal. Unless otherwise stated in the appraisal report, the appraiser has no knowledge of any hidden or unapparent conditions of the property, or adverse environmental conditions (including, but not limited to, the presence of hazardous wastes, toxic substances, etc.) that would make the property more or less valuable, and has assumed that there are no such conditions and makes no guarantees or warranties, express or implied, regarding the condition of the property. The appraiser will not be responsible for any such conditions that do exist or for any engineering or testing that might be required to discover whether such conditions exist. Because the appraiser is not an expert in the field of environmental hazards, the appraisal report must not be considered as an environmental assessment of the property.
- The appraiser obtained the information, estimates, and opinions that were expressed in the appraisal report from sources that he or she considers to be reliable and believes them to be true and correct. The appraiser does not assume responsibility for the accuracy of such items that were furnished by other parties.
- The appraiser will not disclose the contents of the appraisal report except as provided for in the Uniform Standards of Professional Appraisal Practice, and any applicable federal, state or local laws.
- If this appraisal is indicated as subject to satisfactory completion, repairs, or alterations, the appraiser has based his or her appraisal report and valuation conclusion on the assumption that completion of the improvements will be performed in a workmanlike manner.
- An appraiser's client is the party (or parties) who engage an appraiser in a specific assignment. Any other party acquiring this report from the client does not become a party to the appraiser-client relationship. Any persons receiving this appraisal report because of disclosure requirements applicable to the appraiser's client do not become intended users of this report unless specifically identified by the client at the time of the assignment.
- The appraiser's written consent and approval must be obtained before this appraisal report can be conveyed by anyone to the public, through advertising, public relations, news, sales, or by means of any other media, or by its inclusion in a private or public database.
- An appraisal of real property is not a 'home inspection' and should not be construed as such. As part of the valuation process, the appraiser performs a non-invasive visual inventory that is not intended to reveal defects or detrimental conditions that are not readily apparent. The presence of such conditions or defects could adversely affect the appraiser's opinion of value. Clients with concerns about such potential negative factors are encouraged to engage the appropriate type of expert to investigate.

The Scope of Work is the type and extent of research and analyses performed in an appraisal assignment that is required to produce credible assignment results, given the nature of the appraisal problem, the specific requirements of the intended user(s) and the intended use of the appraisal report. Reliance upon this report, regardless of how acquired, by any party or for any use, other than those specified in this report by the Appraiser, is prohibited. The Opinion of Value that is the conclusion of this report is credible only within the context of the Scope of Work, Effective Date, the Date of Report, the Intended User(s), the Intended Use, the stated Assumptions and Limiting Conditions, any Hypothetical Conditions and/or Extraordinary Assumptions, and the Type of Value, as defined herein. The appraiser, appraisal firm, and related parties assume no obligation, liability, or accountability, and will not be responsible for any unauthorized use of this report or its conclusions.

Additional Comments (Scope of Work, Extraordinary Assumptions, Hypothetical Conditions, etc.):

Certifications

File No.: 20250324D

Property Address: 3142 Denver Ave	City: Lorain	State: OH	Zip Code: 44055
Client: Dome Capital LLC	Address:		
Appraiser: Todd Krall	Address:		

APPRAISER'S CERTIFICATION

I certify that, to the best of my knowledge and belief:

- The statements of fact contained in this report are true and correct.
- The credibility of this report, for the stated use by the stated user(s), of the reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, impartial, and unbiased professional analyses, opinions, and conclusions.
- I have no present or prospective interest in the property that is the subject of this report and no personal interest with respect to the parties involved.
- I have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.
- My engagement in this assignment was not contingent upon developing or reporting predetermined results.
- My compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.
- My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice that were in effect at the time this report was prepared.
- I did not base, either partially or completely, my analysis and/or the opinion of value in the appraisal report on the race, color, religion, sex, handicap, familial status, or national origin of either the prospective owners or occupants of the subject property, or of the present owners or occupants of the properties in the vicinity of the subject property.
- Unless otherwise indicated, I have made a personal inspection of the property that is the subject of this report.
- Unless otherwise indicated, no one provided significant real property appraisal assistance to the person(s) signing this certification.

Additional Certifications:

DEFINITION OF MARKET VALUE *:

Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1. Buyer and seller are typically motivated;
2. Both parties are well informed or well advised and acting in what they consider their own best interests;
3. A reasonable time is allowed for exposure in the open market;
4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and
5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

* This definition is from regulations published by federal regulatory agencies pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) of 1989 between July 5, 1990, and August 24, 1990, by the Federal Reserve System (FRS), National Credit Union Administration (NCUA), Federal Deposit Insurance Corporation (FDIC), the Office of Thrift Supervision (OTS), and the Office of Comptroller of the Currency (OCC). This definition is also referenced in regulations jointly published by the OCC, OTS, FRS, and

SIGNATURES

Client Contact: | Client Name: Dome Capital LLC

E-Mail: | Address:

APPRAISER esign.alamode.com/verify Serial:F8542070



APPRAISER	SUPERVISORY APPRAISER (if required) or CO-APPRAISER (if applicable)
Appraiser Name: Todd Krall	Supervisory or Co-Appraiser Name:
Company: Black Diamond Appraisals LLC	Company:
Phone: 440-864-8849 Fax:	Phone: Fax:
E-Mail: tek208@yahoo.com	E-Mail:
Date Report Signed: 03/25/2025	Date Report Signed:
License or Certification #: 2020004407 State: OH	License or Certification #: State:
Designation: Certified Residential	Designation:
Expiration Date of License or Certification: 08/04/2025	Expiration Date of License or Certification:
Inspection of Subject: [X] Interior & Exterior [ ] Exterior Only [ ] None	Inspection of Subject: [ ] Interior & Exterior [ ] Exterior Only [ ] None
Date of Inspection: 03/24/2025	Date of Inspection:

Supplemental Addendum

File No. 20250324D

Client	Dome Capital LLC
Property Address	3142 Denver Ave
City	Lorain County Lorain State OH Zip Code 44055
Appraiser	Todd Krall

File #: 20250324D

URAR : Additional Comments:
The appraiser conducted a head and shoulders visual inspection of the exterior and all interior rooms of the subject property, including all necessary areas. The subject was found in safe, sound & secure condition. All mechanicals and appliances were in working condition. All utilities were operational. The water tank is furnished with a pressure release valve. There was no observable evidence of infestation, wood destroying organisms, dampness, or settlement at the time of the inspection. There were no loose, cracked, curled, nor balding shingles, nor any other observable evidence of deterioration on the roof at the time of inspection. The appraiser is not an expert, but based on the limited observation from the ground, from a layman's viewpoint, the roof does have at least 2 years of life left.

NOTE: There are no known deed restrictions, reconveyance nor private transfer fees associated with the subject that have any impact on the subject's marketability.

Intended Users: The intended user of this appraisal report is the homeowner. Use of this report by others is not intended by the appraiser.

Intended Use: The intended use of this appraisal report is to assist the homeowner in determining fair market value. Any other use of this report is not intended by the appraiser.

Highest and Best Use Summary: The property is zoned residential with, as of the date of this appraisal, little or no possibility of a land use change. The structure is compatible with the market area, all of which is zoned for residential occupancy, so no other use would be possible, legal, financially feasible or productive. The highest and best use of the site, as though vacant, and the property as improved, are generally consistent with and similar to surrounding uses within this market area. Single family residential use is considered to be the subject's highest and best use.

Airport Noise and Hazards: The subject is located approximately 23 miles from Cleveland Hopkins International Airport. Whatever noise/hazards that may be associated with this location affects all of the surrounding properties in that 23-mile radius the same way and does not have any negative impact on the subject's value or marketability.

Exposure Time:
Is the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal: a retrospective estimate based upon an analysis of the past events assuming a competitive and open market. Exposure time is always presumed to occur prior to the effective date of appraisal. The specified date as contemplated by the market value definition is the date of value indicated in this report for the real property interest appraised. The "reasonable time allowed for exposure in the market" refers to the market exposure time leading up to the valuation date. Hence, the value estimate presumes a sale on the date of value. The exposure time for this property is estimated based on conversations with people familiar with properties of this type located in Cuyahoga county and the city of XXX. Considering the information obtained from the subject's market and supported by people knowledgeable with the local market, a reasonable exposure time for the subject property developed independently from the stated marketing time is one to three months.

Appraiser Market Competency:
The subject property is located approximately 20 miles from the Westlake office. This assignment requires geographic competency as part of the scope of work. I have spent sufficient time in the subject's market and understand the nuances of the local market and the supply and demand factors relating to the specific property type and the location involved. Such understanding will not be imparted solely from a consideration of specific data such as demographics, costs, sales, rentals. The necessary understanding of the local market conditions provides the bridge between a sale and a comparable sale or a rental and a comparable rental.

Data Sources - Data sources include but are not limited to, NEOHREXMLS, builders, county auditor tax records, appraiser files, and the internet.

Verification Sources - Verification sources include but are not limited to, Realist, Lorain county auditor, real estate agents (listing and selling), closing information, and exterior viewing.

URAR : Sales Comparison Analysis - Summary of Sales Comparison Approach
The search criteria for the subject property included comparables from 1230-1875 square feet, in the city of Lorain within 1 mile of the subject, that have transferred within the past 12 months, and in addition, with emphasis on quality, GLA, location, amenities, and overall condition.

Comparables #1 - #3 are closed sales with similar characteristics, style, floor plan and amenities as the subject.

NOTE: No adjustments were made for seller concessions because, while not uncommon, they often go unreported, or the amount that is reported is the 'up to' amount from the contract.

Reconciliation:
Comparable #1 was given the most consideration in the value conclusion due to comp #1 being the closest to the subject in GLA, proximity and the most recent sale. Comps #2 - #3 were given equal consideration to each other, having similar characteristics, style and floor plan as the subject and bracketing the subject's features. Comp #4 is an active listing that was provided to show support for the market, but was given no consideration in the final valuation of the subject.

NOTE: No adjustments were made for bedroom counts because none were necessary after the adjustments were made for GLA.

*GLA Adjustments are based on $50 per Sq.Ft. and rounded to the nearest $100.00.

Supplemental Addendum

File No. 20250324D

Client	Dome Capital LLC						
Property Address	3142 Denver Ave						
City	Lorain	County	Lorain	State	OH	Zip Code	44055
Appraiser	Todd Krall						

Adjustments were warranted for the following items from the market:
Full Bathroom - $4,000
Half Bathroom - $2,000
Central Air Conditioning - $3,000
$2,000 per garage unit
Condition adjustment from C3 to C4 - $10,000

NOTE: The appraiser does not make an adjustment for differences totaling less than $1000.00.

NOTE: This appraiser considers all swimming pools to be an over-improvement for this area of the country and therefore does not assign any contributory value to swimming pools.

*Comparable comps with MLS photos of partially finished basements, that have no posted room dimensions, are given a hypothetical condition of 50% finished, as most partial finishes in this market are approximately 50%, based on past assignments and speaking with real estate peers.

*All dollar adjustments are market extracted and supported in the market area. The comparables that have been selected are thought to be the best in providing an accurate representation of this value based on recent sales in the subject's area with similar amenities.

*The comparables utilized were the best available at the time of this assignment and would compete directly in an open market. Condition labels were formulated by your appraiser using NEOHREXMLS data records which provide detailed condition descriptions along with pictures of all the comparables used. No adjustments have been made for property features that could not be verified through market analysis.

***NOTE: The appraiser is an FHA Roster Appraiser.

***NOTE: Site adjustments based off similar land sales. No adjustment deemed necessary for sites of similar value.

***NOTE: Any zeros "0" entered in the sales comparison grid implies that the appraiser considered the difference in that line item and determined that no adjustment was necessary due to insufficient market data that would warrant any adjustment for these differing features or amenities.

***NOTE: I certify, as the appraiser, that I have completed all aspects of the valuation, including reconciling my opinion of value, free of influence from the client, client's representatives, Borrower, or any other party to the transaction.

***NOTE: I performed this appraisal in accordance with the requirements of Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989, (12 U.S.C.3331 et seq.), and any implementing regulations.

***NOTE: I have not performed services, as an appraiser or in any other capacity, regarding the property that is the subject of this report, within the three-year period immediately preceding acceptance of this assignment.

***NOTE: No employee, director, officer or agent of the lender, or any other third party acting as a joint venture partner, independent contractor, appraisal management company, or partner on behalf of the lender has influenced or attempted to influence the development, reporting, result or review of this assignment through coercion, extortion, collusion, compensation, instruction, inducement, intimidation, bribery or in any other manner. I have not been contacted by anyone other than the intended user (lender/client as identified on the first page of the report), borrower or designated contact to make an appointment to enter the property. I agree to immediately report any unauthorized contacts either personally, by phone or electronically to vendor management.

***NOTE: The appraiser has prepared this appraisal in full compliance with applicable Appraiser Independence Requirements and has not performed, participated in, or been associated with any activity in violation of those requirements.

***NOTE: The appraiser has adhered to all State Licensing Requirements and followed all applicable State, Federal, GSE guidelines and USPAP standards.

***NOTE: ANSI standards were used to determine GLA/GBA.

Subject Photo Page

Client	Dome Capital LLC						
Property Address	3142 Denver Ave						
City	Lorain	County	Lorain	State	OH	Zip Code	44055
Appraiser	Todd Krall						



Subject Front
3142 Denver Ave



Subject Rear



Subject Street

Serial# F8542070
esign.alamode.com/verify

Interior Photos

Client	Dome Capital LLC						
Property Address	3142 Denver Ave						
City	Lorain	County	Lorain	State	OH	Zip Code	44055
Appraiser	Todd Krall						



Living Room



Dining Room



Kitchen



Full Bathroom



Bedroom #1



Bedroom #2



Bedroom #3



Basement



Finished Attic



Garage Exterior

Todd Krall

Building Sketch

Client	Dome Capital LLC						
Property Address	3142 Denver Ave						
City	Lorain	County	Lorain	State	OH	Zip Code	44055
Appraiser	Todd Krall						



8ft
Wood Deck
22ft
22ft
12ft
8ft
Kitchen
Dining
13ft
31ft
First Floor
Living
11ft
24ft
Open Porch
8ft
8ft
24ft
14ft
1 Car Detached
22ft
22ft
14ft
24ft
Bedroom
Bath
Second Floor
24ft
24ft
Bedroom
Bedroom
24ft
24ft
Bath (half)
Unfinished Basement
24ft
24ft
24ft
24ft
Family
Finished Attic
24ft
24ft
24ft

TOTAL Sketch by a la mode

Area Calculations Summary

Living Area		Calculation Details
First Floor	680 Sq ft	13 × 7 = 91 24 × 24 = 576 1 × 13 = 13
Second Floor	576 Sq ft	24 × 24 = 576
Finished Attic (x 0.5)	288 Sq ft	24 × 24 = 576
Total Living Area (Rounded):	**1544 Sq ft**	
Non-living Area		
Wood Deck	176 Sq ft	8 × 22 = 176
Open Porch	192 Sq ft	8 × 24 = 192
1 Car Detached	308 Sq ft	22 × 14 = 308
Unfinished Basement	576 Sq ft	24 × 24 = 576

Todd Krall

Serial# F8542070
esign.alamode.com/verify

Location Map

Client	Dome Capital LLC						
Property Address	3142 Denver Ave						
City	Lorain	County	Lorain	State	OH	Zip Code	44055
Appraiser	Todd Krall						



a la mode, inc.
The leader in real estate technology
SUBJECT
3142 Denver Ave
COMPARABLE No. 1
600 Dewitt St
0.63 miles S
COMPARABLE No. 2
844 W 29th St
0.90 miles W
COMPARABLE No. 3
619 Harriet St
0.66 miles S
COMPARABLE No. 4
827 W 29th St
0.86 miles W
Lorain
Washington Elementary School
Central Park Sam Felton Memorial Park
Horizon Science Academy of Lorain
Neighborhood Alliance
Elmwood Park
Clearview High School
Highland Park Blvd
Broadway
Elyria Ave
W 21st St
Henderson Dr
E 36th St
N Ridge Rd
Google
Map data ©2025
200 m
Terms

Serial# F8542070
esign.alamode.com/verify

Aerial Map

Client	Dome Capital LLC						
Property Address	3142 Denver Ave						
City	Lorain	County	Lorain	State	OH	Zip Code	44055
Appraiser	Todd Krall						


a la mode, inc.
The leader in real estate technology
SUBJECT
3142 Denver Ave
Lorain Harbor Lighthouse
Shell Cove Park
LAKE BREEZE
Sheffield Lake
Ferndale Ave
Lake Breeze Rd
Harris Rd
Root Rd
Missouri Ave
Kansas Ave
Colorado Ave
Washington Ave
Oberlin Ave
Lakeview Park
French Creek Nature Center and Theatre
French Creek Res
Black River
Lorain
W 21st St
N Leavitt Rd
Oakdale Ave
Broadway
Meister Rd
Morningside Clubhouse
Fulton Rd
SOUTH LORAIN
Black River Reservation Days Dam
East River Rd
Tower Blvd
Elmwood Park
Jaeger Rd
Elyria Ave
Cooper Foster Park Rd
N Ridge Rd
W River Rd N
N Main St
Lake Ave
Middle Ridge Rd
Cleveland Ave
MIDWAY
Griswold Rd
Amherst
W Ridge Rd
Stang Rd
Middle Ridge Rd
Lowell St
Cascade Park
Oberlin Rd
WEST END
Milan Elyria Rd
Leo Bullock Pkwy
WESTERN HEIGHTS
Gateway Blvd
Elyria
2nd St
Whiskyville
Google
Map data ©2025 Imagery ©2025 Airbus, CNES / Airbus, Landsat / Copernicus, Maxar Technologies, USDA/FPAC/GEO
1 km
Terms

Serial# F8542070
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Comparable Photo Page

Client	Dome Capital LLC						
Property Address	3142 Denver Ave						
City	Lorain	County	Lorain	State	OH	Zip Code	44055
Appraiser	Todd Krall						



Comparable 1
600 Dewitt St



Comparable 2
844 W 29th St



Comparable 3
619 Harriet St

Comparable Photo Page

Client	Dome Capital LLC						
Property Address	3142 Denver Ave						
City	Lorain	County	Lorain	State	OH	Zip Code	44055
Appraiser	Todd Krall						



Comparable 4

827 W 29th St

Prox. to Subject	0.86 miles W
Sale Price	175,000
Gross Living Area	1,393
Total Rooms	7
Total Bedrooms	3
Total Bathrooms	1.0
Location	Residential
View	Residential
Site	7405 sf
Quality	Q4
Age	125

Comparable 5

Prox. to Subject	
Sale Price	
Gross Living Area	
Total Rooms	
Total Bedrooms	
Total Bathrooms	
Location	
View	
Site	
Quality	
Age	

Comparable 6

Prox. to Subject	
Sale Price	
Gross Living Area	
Total Rooms	
Total Bedrooms	
Total Bathrooms	
Location	
View	
Site	
Quality	
Age	

UNIFORM APPRAISAL DATASET (UAD) DEFINITIONS ADDENDUM

(Source: Fannie Mae UAD Appendix D: UAD Field-Specific Standardization Requirements)

Condition Ratings and Definitions

C1

The improvements have been recently constructed and have not been previously occupied. The entire structure and all components are new and the dwelling features no physical depreciation.

Note: Newly constructed improvements that feature recycled or previously used materials and/or components can be considered new dwellings provided that the dwelling is placed on a 100 percent new foundation and the recycled materials and the recycled components have been rehabilitated/remanufactured into like-new condition. Improvements that have not been previously occupied are not considered "new" if they have any significant physical depreciation (that is, newly constructed dwellings that have been vacant for an extended period of time without adequate maintenance or upkeep).

C2

The improvements feature no deferred maintenance, little or no physical depreciation, and require no repairs. Virtually all building components are new or have been recently repaired, refinished, or rehabilitated. All outdated components and finishes have been updated and/or replaced with components that meet current standards. Dwellings in this category are either almost new or have been recently completely renovated and are similar in condition to new construction.

Note: The improvements represent a relatively new property that is well maintained with no deferred maintenance and little or no physical depreciation, or an older property that has been recently completely renovated.

C3

The improvements are well maintained and feature limited physical depreciation due to normal wear and tear. Some components, but not every major building component, may be updated or recently rehabilitated. The structure has been well maintained.

Note: The improvement is in its first-cycle of replacing short-lived building components (appliances, floor coverings, HVAC, etc.) and is being well maintained. Its estimated effective age is less than its actual age. It also may reflect a property in which the majority of short-lived building components have been replaced but not to the level of a complete renovation.

C4

The improvements feature some minor deferred maintenance and physical deterioration due to normal wear and tear. The dwelling has been adequately maintained and requires only minimal repairs to building components/mechanical systems and cosmetic repairs. All major building components have been adequately maintained and are functionally adequate.

Note: The estimated effective age may be close to or equal to its actual age. It reflects a property in which some of the short-lived building components have been replaced, and some short-lived building components are at or near the end of their physical life expectancy; however, they still function adequately. Most minor repairs have been addressed on an ongoing basis resulting in an adequately maintained property.

C5

The improvements feature obvious deferred maintenance and are in need of some significant repairs. Some building components need repairs, rehabilitation, or updating. The functional utility and overall livability is somewhat diminished due to condition, but the dwelling remains useable and functional as a residence.

Note: Some significant repairs are needed to the improvements due to the lack of adequate maintenance. It reflects a property in which many of its short-lived building components are at the end of or have exceeded their physical life expectancy but remain functional.

C6

The improvements have substantial damage or deferred maintenance with deficiencies or defects that are severe enough to affect the safety, soundness, or structural integrity of the improvements. The improvements are in need of substantial repairs and rehabilitation, including many or most major components.

Note: Substantial repairs are needed to the improvements due to the lack of adequate maintenance or property damage. It reflects a property with conditions severe enough to affect the safety, soundness, or structural integrity of the improvements.

Quality Ratings and Definitions

Q1

Dwellings with this quality rating are usually unique structures that are individually designed by an architect for a specified user. Such residences typically are constructed from detailed architectural plans and specifications and feature an exceptionally high level of workmanship and exceptionally high-grade materials throughout the interior and exterior of the structure. The design features exceptionally high-quality exterior refinements and ornamentation, and exceptionally high-quality interior refinements. The workmanship, materials, and finishes throughout the dwelling are of exceptionally high quality.

Q2

Dwellings with this quality rating are often custom designed for construction on an individual property owner's site. However, dwellings in this quality grade are also found in high-quality tract developments featuring residence constructed from individual plans or from highly modified or upgraded plans. The design features detailed, high quality exterior ornamentation, high-quality interior refinements, and detail. The workmanship, materials, and finishes throughout the dwelling are generally of high or very high quality.

UNIFORM APPRAISAL DATASET (UAD) DEFINITIONS ADDENDUM

(Source: Fannie Mae UAD Appendix D: UAD Field-Specific Standardization Requirements)

Quality Ratings and Definitions (continued)

Q3

Dwellings with this quality rating are residences of higher quality built from individual or readily available designer plans in above-standard residential tract developments or on an individual property owner's site. The design includes significant exterior ornamentation and interiors that are well finished. The workmanship exceeds acceptable standards and many materials and finishes throughout the dwelling have been upgraded from "stock" standards.

Q4

Dwellings with this quality rating meet or exceed the requirements of applicable building codes. Standard or modified standard building plans are utilized and the design includes adequate fenestration and some exterior ornamentation and interior refinements. Materials, workmanship, finish, and equipment are of stock or builder grade and may feature some upgrades.

Q5

Dwellings with this quality rating feature economy of construction and basic functionality as main considerations. Such dwellings feature a plain design using readily available or basic floor plans featuring minimal fenestration and basic finishes with minimal exterior ornamentation and limited interior detail. These dwellings meet minimum building codes and are constructed with inexpensive, stock materials with limited refinements and upgrades.

Q6

Dwellings with this quality rating are of basic quality and lower cost; some may not be suitable for year-round occupancy. Such dwellings are often built with simple plans or without plans, often utilizing the lowest quality building materials. Such dwellings are often built or expanded by persons who are professionally unskilled or possess only minimal construction skills. Electrical, plumbing, and other mechanical systems and equipment may be minimal or non-existent. Older dwellings may feature one or more substandard or non-conforming additions to the original structure

Definitions of Not Updated, Updated, and Remodeled

Not Updated

Little or no updating or modernization. This description includes, but is not limited to, new homes.

Residential properties of fifteen years of age or less often reflect an original condition with no updating, if no major components have been replaced or updated. Those over fifteen years of age are also considered not updated if the appliances, fixtures, and finishes are predominantly dated. An area that is 'Not Updated' may still be well maintained and fully functional, and this rating does not necessarily imply deferred maintenance or physical/functional deterioration.

Updated

The area of the home has been modified to meet current market expectations. These modifications are limited in terms of both scope and cost.

An updated area of the home should have an improved look and feel, or functional utility. Changes that constitute updates include refurbishment and/or replacing components to meet existing market expectations. Updates do not include significant alterations to the existing structure.

Remodeled

Significant finish and/or structural changes have been made that increase utility and appeal through complete replacement and/or expansion.

A remodeled area reflects fundamental changes that include multiple alterations. These alterations may include some or all of the following: replacement of a major component (cabinet(s), bathtub, or bathroom tile), relocation of plumbing/gas fixtures/appliances, significant structural alterations (relocating walls, and/or the addition of) square footage). This would include a complete gutting and rebuild.

Explanation of Bathroom Count

Three-quarter baths are counted as a full bath in all cases. Quarter baths (baths that feature only a toilet) are not included in the bathroom count. The number of full and half baths is reported by separating the two values using a period, where the full bath count is represented to the left of the period and the half bath count is represented to the right of the period.

Example:
3.2 indicates three full baths and two half baths.

UNIFORM APPRAISAL DATASET (UAD) DEFINITIONS ADDENDUM

(Source: Fannie Mae UAD Appendix D: UAD Field-Specific Standardization Requirements)

Abbreviations Used in Data Standardization Text

Abbreviation	Full Name	Fields Where This Abbreviation May Appear
A	Adverse	Location & View
ac	Acres	Area, Site
AdjPrk	Adjacent to Park	Location
AdjPwr	Adjacent to Power Lines	Location
ArmLth	Arms Length Sale	Sale or Financing Concessions
AT	Attached Structure	Design (Style)
B	Beneficial	Location & View
ba	Bathroom(s)	Basement & Finished Rooms Below Grade
br	Bedroom	Basement & Finished Rooms Below Grade
BsyRd	Busy Road	Location
c	Contracted Date	Date of Sale/Time
Cash	Cash	Sale or Financing Concessions
Comm	Commercial Influence	Location
Conv	Conventional	Sale or Financing Concessions
cp	Carport	Garage/Carport
CrtOrd	Court Ordered Sale	Sale or Financing Concessions
CtySky	City View Skyline View	View
CtyStr	City Street View	View
cv	Covered	Garage/Carport
DOM	Days On Market	Data Sources
DT	Detached Structure	Design (Style)
dw	Driveway	Garage/Carport
e	Expiration Date	Date of Sale/Time
Estate	Estate Sale	Sale or Financing Concessions
FHA	Federal Housing Authority	Sale or Financing Concessions
g	Garage	Garage/Carport
ga	Attached Garage	Garage/Carport
gbi	Built-in Garage	Garage/Carport
gd	Detached Garage	Garage/Carport
GlfCse	Golf Course	Location
Glfvw	Golf Course View	View
GR	Garden	Design (Style)
HR	High Rise	Design (Style)
in	Interior Only Stairs	Basement & Finished Rooms Below Grade
Ind	Industrial	Location & View
Listing	Listing	Sale or Financing Concessions
Lndfl	Landfill	Location
LtdSght	Limited Sight	View
MR	Mid-rise	Design (Style)
Mtn	Mountain View	View
N	Neutral	Location & View
NonArm	Non-Arms Length Sale	Sale or Financing Concessions
o	Other	Basement & Finished Rooms Below Grade
O	Other	Design (Style)
op	Open	Garage/Carport
Prk	Park View	View
Pstrl	Pastoral View	View
PwrLn	Power Lines	View
PubTrn	Public Transportation	Location
Relo	Relocation Sale	Sale or Financing Concessions
REO	REO Sale	Sale or Financing Concessions
Res	Residential	Location & View
RH	USDA - Rural Housing	Sale or Financing Concessions
rr	Recreational (Rec) Room	Basement & Finished Rooms Below Grade
RT	Row or Townhouse	Design (Style)
s	Settlement Date	Date of Sale/Time
SD	Semi-detached Structure	Design (Style)
Short	Short Sale	Sale or Financing Concessions
sf	Square Feet	Area, Site, Basement
sqm	Square Meters	Area, Site
Unk	Unknown	Date of Sale/Time
VA	Veterans Administration	Sale or Financing Concessions
w	Withdrawn Date	Date of Sale/Time
wo	Walk Out Basement	Basement & Finished Rooms Below Grade
Woods	Woods View	View
Wtr	Water View	View
WtrFr	Water Frontage	Location
wu	Walk Up Basement	Basement & Finished Rooms Below Grade

UAD Version 9/2011 (Updated 1/2014)

APPRAISER DISCLOSURE STATEMENT

In Compliance with Ohio Revised Code Section 4763.12(C)

File No. 20250324D

Name of Appraiser: Todd Krall

Class of Certification/Licensure:
- [ ] Certified General
- [x] Certified Residential
- [ ] Licensed Residential
- [ ] Temporary [ ] General [ ] Licensed

Certification/Licensure Number: 2020004407

Scope: This Report
- [x] is within the scope of my Certification or License
- [ ] is not within the scope of my Certification or License

Service Provided by:
- [x] Disinterested & Unbiased Third Party
- [ ] Interested & Biased Third Party
- [ ] Interested Third Party on Contingent Fee Basis

Signature of person preparing and reporting the appraisal: esign.alamode.com/verify Serial:F8542070

Todd Krall

This form must be included in conjunction with all appraisal assignments or specialized services performed by a state-certified or state-licensed real estate appraiser

State of Ohio
Department of Commerce
Division of Real Estate Appraiser Section
Cleveland (216) 787-3100

Appraisal License

AN APPRAISER LICENSE/CERTIFICATE
has been issued under ORC Chapter 4763 to:

NAME:
Todd Edward Krall

LIC/CERT NUMBER:
2020004407

LIC LEVEL:
Certified Residential Real Estate Appraiser

Ohio Department of Commerce
Division of Real Estate & Professional Licensing

CURRENT ISSUE DATE:
06/17/2024

EXPIRATION DATE:
08/04/2025

USPAP DUE DATE:
08/04/2026

Accelerant National Insurance Company
(A Stock Company)
400 Northridge Road, Suite 800
Sandy Springs, GA 30350

REAL ESTATE APPRAISERS ERRORS AND OMISSIONS INSURANCE POLICY DECLARATIONS

NOTICE: THIS IS A "CLAIMS MADE AND REPORTED" POLICY. THIS POLICY REQUIRES THAT A CLAIM BE MADE AGAINST THE INSURED DURING THE POLICY PERIOD AND REPORTED TO THE INSURER, IN WRITING, DURING THE POLICY PERIOD OR EXTENDED REPORTING PERIOD.

PLEASE READ YOUR POLICY CAREFULLY.

Policy Number: NAX40PL102303-01 **Renewal of: NAX40PL102303-00**

1. **Named Insured: Todd Krall**
2. **Address:** 3161 Clark Parkway
   Westlake, OH 44145
3. **Policy Period:** **From: August 10, 2024** **To: August 10, 2025**
   12:01 A.M. Standard Time at the address of the **Named Insured** as stated in item **2.** Above.
4. **Limit of Liability:**

	Each **Claim**	Policy Aggregate
Damages Limit of Liability	**4A. $ 1,000,000**	**4C. $ 2,000,000**
Claim Expenses Limit of Liability	**4B. $ 1,000,000**	**4D. $ 2,000,000**

5. **Deductible** (Inclusive of **Claims Expenses**):

Each **Claim**	Aggregate
5A. $500	**5B. $1,000**

6. **Policy Premium: $ 560**
7. **Retroactive Date: August 10, 2020**
8. **Notice to Company:** Notice of a **Claim** or Potential **Claim** should be sentto:
   OREP Insurance Services: info@orep.org
   6353 El Cajon Blvd, Suite 124-605
   San Diego, CA 92115
9. **Program Administrator:** OREP Insurance Services, LLC – appraisers@orep.org
10. **Forms and Endorsements Attached at Policy Inception:** See Schedule of Forms

If required by state law, this policy will be countersigned by an authorized representative of the Company.

Date: May 16, 2024 By: Isaac Peck
Authorized Representative